UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2005

MEDTOX SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11394	95-3863205
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

402 West County Road D, St. Paul, Minnesota	55112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 636-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On June 27, 2005, MEDTOX Scientific, Inc., MEDTOX Laboratories, Inc., MEDTOX Diagnostics, Inc. and Consolidated Medical Services, Inc. (collectively referred to as the Company) entered into the Sixth Amendment to the Amended and Restated Credit and Security Agreement (“Sixth Amendment”) with Wells Fargo Business Credit, Inc. (“Lender”). The Sixth Amendment modifies the terms of the Amended and Restated Credit and Security Agreement, dated as of May 7, 2001, but effective as of March 31, 2001, as amended by the First Amendment to the Amended and Restated Credit and Security Agreement, dated as of October 24, 2001, as further amended by the Second Amendment to the Amended and Restated Credit and Security Agreement, dated as of May 10, 2002, as further amended by the Third Amendment to the Amended and Restated Credit and Security Agreement, dated as of August 15, 2003, as further amended by the Fourth Amendment to the Amended and Restated Credit and Security Agreement, dated as of March 5, 2004, and as further amended by the Fifth Amendment to the Amended and Restated Credit and Security Agreement, dated as of September 27, 2004. The Sixth Amendment includes a 2005 capital expenditure line of $1.5 million, extends the maturity date of the capital expenditure notes to April 1, 2007, reduces the termination fees of the credit facility to 0.25%, reduces the prepayment fees of the capital expenditure advances to 0.25%, and revises the financial covenants. The Sixth Amendment is filed herewith as Exhibit 10.1 and incorporated herein by reference.

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Item 9.01.    Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. Not applicable.

(b)	Proforma financial information. Not applicable.

(c)	Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description
10.1	SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT DATED AS OF JUNE 27, 2005, BY AND AMONG MEDTOX SCIENTIFIC, INC., MEDTOX LABORATORIES, INC., MEDTOX DIAGNOSTICS, INC., CONSOLIDATED MEDICAL SERVICES, INC. AND WELLS FARGO BUSINESS CREDIT, INC

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SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTOX Scientific, Inc.

Date: June 27, 2005	By: /s/ Richard J. Braun
Name: Richard J. Braun
Title: Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit No.	Description
10.1	SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT DATED AS OF JUNE 27, 2005, BY AND AMONG MEDTOX SCIENTIFIC, INC., MEDTOX LABORATORIES, INC., MEDTOX DIAGNOSTICS, INC., CONSOLIDATED MEDICAL SERVICES, INC. AND WELLS FARGO BUSINESS CREDIT, INC

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